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                                  EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of Ross Stores, Inc. on Form S-8 of our report dated March 10, 2000, appearing in the Annual Report on Form 10-K of Ross Stores, Inc. for the year ended January 29, 2000.

         /s/ Deloitte & Touche LLP

         San Francisco, CA
         December 6, 2000